Exhibit 10.49

PRE-1990 SUPPLEMENTAL LIFE PLAN

OF

AVON PRODUCTS, INC.

AMENDED AND RESTATED AS OF JANUARY 1, 2009

SECTION 1

INTRODUCTION

Avon Products, Inc. (the “Company”) adopted the Supplemental Executive Retirement and Life Plan of Avon Products, Inc., originally effective as of January 1, 1982, and last amended and restated such plan as of July 1, 1998. The Company has now amended and restated such plan and bifurcated the Supplemental Executive Retirement and Supplemental Life portions of such plan into separate plan documents, this plan being one of those plan documents. The terms of this plan document shall be effective as of January 1, 2009 and this plan shall hereinafter be referred to as the Pre-1990 Supplemental Life Plan of Avon Products, Inc. (the “Plan”).

In order to afford Participants and their Beneficiaries the maximum security, the Company has established a grantor trust (the “Trust”) to aid it in accumulating the amounts necessary to satisfy its contractual liability to pay certain benefits under the terms of the Plan. The Plan provides for the Company to pay all benefits and administrative costs from its general assets to the extent not paid by the Trust. The establishment of the Trust shall not convey rights to Participants and Beneficiaries that are greater than those of the general creditors of the Company and shall not affect the Company’s continuing liability to pay Plan benefits and administrative costs, except that the Company’s liability shall be offset by actual benefits and administrative cost payments, if any, made by the Trust.

SECTION 2

DEFINITIONS

As used in the Plan, the masculine pronoun shall include the feminine and the feminine pronoun shall include the masculine unless otherwise specifically indicated. In addition, the following words and phrases as used in the Plan shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Beneficiary” shall mean the person or persons designated by a Participant as his beneficiary or beneficiaries, such designation to be made in a time and manner determined by the Retirement Board. If a Participant fails to designate a beneficiary, or if a beneficiary predeceases the Participant (or each beneficiary predeceases the Participant if more than one beneficiary is designated), then the Participant’s spouse shall be the beneficiary, or if no spouse survives the Participant, then the Participant’s estate shall be the beneficiary. A Participant may change his Beneficiary at the time and in the manner determined by the Retirement Board.

2.2 “Board of Directors” shall mean the Board of Directors of the Company.

2.3 “Change of Control” shall mean:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that for purposes of this Section 2.3(a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Section 2.3(c); and provided further that, if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds twenty percent (20%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, then such subsequent acquisition shall be treated as an acquisition that causes such Person to own twenty (20%) or more of the Outstanding Company Voting Securities; or

(b) individuals who, as of January 1, 2009, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c) the approval by the shareholders of the Company of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”), or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, then the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, any Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred with respect to any individual by reason of any actions or events in which such individual participates in a capacity other than in his capacity as an officer or employee of the Company (or as a director of the Company or a Subsidiary, where applicable).

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.5 “Compensation Committee” means the Compensation Committee of the Board of Directors.

2.6 “Individual Agreement” shall mean a written agreement entered into between the Company and a Participant that specifically refers to benefits payable to or on behalf of such Participant under the Plan and which agreement amends the terms of the Plan as it applies to such Participant. The intent of the parties to any such Individual Agreement is, in part, to cause benefits payable under the Plan with respect to that Participant to be in compliance with Section 409A of the Code.

2.7 “Nonforfeitable” shall refer only to the vested unsecured contractual right of a Participant and his Beneficiary to benefits under the Plan. In no event shall “Nonforfeitable” imply any preferred claim on or to, or any beneficial ownership interest in, any assets of the Company or its Subsidiaries before those assets are paid to any individual pursuant to the terms of the Plan. As provided in Sections 4.3 and 6.3, certain events may result in the forfeiture of Nonforfeitable benefits.

2.8 “Participant” shall mean any individual who participates in the Plan, as reflected in the records of the Company from time to time.

2.9 “Retirement Board” shall mean the administrative board or any successor thereto that administers the Avon Products, Inc. Personal Retirement Account Plan, as amended from time to time.

2.10 “SLIP” shall mean the Plan, and the portion of any predecessor plan pursuant to which Supplemental Life Allowances are or were payable, including the Supplemental Executive Retirement and Life Plan of Avon Products, Inc. and that plan’s predecessor, the Supplemental Life Plan of Avon Products, Inc.

2.11 “Subsidiary” shall mean any majority-owned subsidiary of the Company.

2.12 “Supplemental Life Allowance” shall mean the benefit referred to in Section 4.

SECTION 3

PARTICIPATION

3.1 Participation.

The SLIP was closed to new participants on January 1, 1990.

SECTION 4

SUPPLEMENTAL LIFE ALLOWANCES

4.1 Right to a Supplemental Life Allowance.

(a) Except as otherwise provided in the Plan, for each Participant, a Supplemental Life Allowance will be payable to his Beneficiary when the Participant dies.

(b) A Participant who is a Participant at the time the Plan is terminated or modified, or at the time of a Change of Control, will be entitled to a Supplemental Life Allowance as provided in Section 7.

(c) A Participant’s Supplemental Life Allowance is Nonforfeitable, provided that, as set forth in Sections 4.3 and 6.3, certain events may result in the forfeiture of Nonforfeitable benefits.

4.2 Amount of Supplemental Life Allowance.

(a) If a Participant has a right to a Supplemental Life Allowance under the Plan, then the Beneficiary of such Participant shall receive a Supplemental Life Allowance payable upon the death of such Participant, except as provided in Section 7, provided that such Participant has not made any election described in Section 4.4.

(b) The amount of each Participant’s Supplemental Life Allowance is set forth in the records of the Company from time to time. Participants were previously notified by the Company in writing of the amount of their Supplemental Life Allowances.

4.3 Notwithstanding the foregoing, if the Company obtains a life insurance policy (or policies) on the life of a Participant, whether or not in connection with the Plan, and the insurer is not obligated to pay the policy’s death benefit proceeds on the grounds that the Participant committed suicide or any other grounds based on actions or inactions on the part of the Participant, then, and in that event, the Company’s obligation to make payment of a Supplemental Life Allowance shall be terminated. The Company shall, in its sole discretion, determine what steps are necessary and take such action as it deems reasonably appropriate to pursue and obtain payment of any death benefit under said policy or policies. Whatever steps are deemed appropriate by the Company to pursue such matter shall be conclusive. In no event shall any Participant have any ownership interest in such policy or policies.

4.4 Subject to the terms and conditions imposed by the Retirement Board, a Participant may elect, subject to the approval of the Retirement Board, to forego the Supplemental Life Allowance coverage provided under the Plan in exchange for a paid-up whole life insurance policy or policies (based on the application of dividends to pay premiums) on such Participant’s life in an amount to be determined by the Retirement Board. In the case of any such election, the Company will also pay cash to such Participant in an amount sufficient to enable such Participant to pay any federal, state, and local income taxes (calculated at the highest applicable marginal rates) resulting from the distribution of such policy or policies and the corresponding cash payment. This Section 4.4 does not apply to a Participant who has an Individual Agreement and the terms of such Individual Agreement will apply in lieu hereof.

SECTION 5

ADMINISTRATION OF THE PLAN AND GOVERNING LAW

5.1 Except as otherwise specifically provided in the Plan, the Retirement Board shall be the administrator of the Plan. The Retirement Board shall have full authority to determine all questions arising in connection with the Plan, including the discretionary authority to interpret the Plan, to adopt procedural rules, and to employ and rely on such legal counsel, actuaries, accountants, and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Retirement Board shall be conclusive and binding on all persons. The Retirement Board shall provide to the trustee of any Trust established pursuant to Section 1, such certification or other documentation as may be required by the trustee in connection with the payment of benefits to Beneficiaries. Unless otherwise determined by the Company, the membership of the Retirement Board shall be established pursuant to the provisions of the Avon Products, Inc. Personal Retirement Account Plan, as amended from time to time. The Retirement Board may from time to time, in its discretion, delegate any authority and responsibility it may have for the administration and operation of the Plan to such individuals and bodies as it may determine.

5.2 After a Change in Control, the Retirement Board may be changed by the Company only with the consent of a majority of the Participants (excluding Beneficiaries).

5.3 Except as otherwise provided by applicable law, all rights hereunder shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6

CERTAIN RIGHTS AND LIMITATIONS

6.1 The establishment of the SLIP shall not be construed as conferring any legal rights upon any employee or other person for the continuation of his employment, nor shall it interfere with the rights of the Company or a Subsidiary to discharge any employee and to treat such employee without regard to the effect that such treatment might have upon such employee as a participant in the SLIP.

6.2 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, attachment, encumbrance, or charge, and any attempt to do so shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit.

6.3 The obligation of the Company to make payment of any benefits hereunder, including benefits that have become Nonforfeitable, shall cease with respect to any Participant who (a) at any time is convicted of a crime involving dishonesty or fraud relating to the Company, (b) at the time, without the Company’s written consent, knowingly uses or discloses any confidential or proprietary information relating to the Company, or (c) within three years following the termination of his employment, without the Company’s written consent, accepts employment with, or provides consulting services to, a principal competitor of the Company.

6.4 All benefits payable under the Plan shall be payable by the Company from its general assets. The Plan shall not be funded by the Company. However, solely for its own convenience, the Company reserves the right to provide for payment of benefits hereunder through a trust, which trust may be irrevocable, but the assets of which shall be subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency, as defined in the Trust established pursuant to Section 1. In no event shall the Company be required to segregate any amount credited to any account, which shall be established merely as an accounting convenience; no Participant or Beneficiary shall have any rights whatsoever in any specific assets of the Company or the Trust.

6.5 When payments are made under the Plan, the Company shall have the right to deduct from each payment made any required withholding taxes.

6.6 Notwithstanding any other provision of the Plan to the contrary, the Company shall make payments hereunder before such payments are otherwise due if it determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Participant or Beneficiary, or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant or Beneficiary, that a Participant or Beneficiary has recognized, or will recognize, income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plan before such amounts are paid to him. This Section 6.6 will not apply to a Participant who has an Individual Agreement.

SECTION 7

AMENDMENT AND TERMINATION; CHANGE OF CONTROL

7.1 Right to Amend.

The Board of Directors (or the Compensation Committee to the extent that it has been delegated authority) reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend or modify, in whole or in part, any or all of the provisions of the Plan pursuant to its normal procedures; provided that no such modification or amendment shall adversely affect the rights and benefits of Participants that had become Nonforfeitable under the SLIP prior to the date that such amendment or modification is adopted or becomes effective, whichever is later.

7.2 Right to Terminate.

The Board of Directors (or the Compensation Committee to the extent that it has been delegated authority) may terminate the Plan for any reason at any time, provided that such termination shall not adversely affect the rights and benefits of Participants that had become Nonforfeitable under the SLIP prior to the date that the termination is adopted or made effective, whichever is later.

7.3 Effect of Plan Termination on Benefits.

A Participant shall have a right to the Supplemental Life Allowance at the same level in effect at the time of Plan termination. The Company shall fully satisfy all of its obligations to the Participant with respect to such Supplemental Life Allowance by immediately distributing or causing to be distributed to such Participant a fully paid whole life insurance policy or policies on the Participant’s life that, as of the date of distribution and thereafter, will provide, without application of dividends, at death a death benefit at least equal to one-half of the amount of the Supplemental Life Allowance. In the case of any such distribution of a life insurance policy, the Company will also pay enough cash to the Participant to enable the Participant to pay any federal, state and local income taxes (calculated at the highest applicable marginal rates) resulting from the distribution of the policy and the corresponding cash payment made pursuant to this sentence. Notwithstanding the foregoing, the distribution right and related cash payment set forth in this Section 7.3 will not apply to a Participant who has an Individual Agreement. Instead, such Participant will continue to be entitled to a Supplemental Life Allowance in accordance with the other provisions of the Plan, as modified by such Participant’s Individual Agreement.

7.4 Effect of Plan Amendment on Benefits.

In the event that the Plan is amended or modified, in whole or in part, to reduce or eliminate Supplemental Life Allowances, then the Participants affected by any such amendment or modification shall be treated, with respect to their Supplemental Life Allowances as of the date of such amendment or modification, as if the Plan were terminated as of such date, and their rights and entitlement to such benefits shall be determined under Section 7.3.

7.5 Effect of a Change of Control.

In the event of a Change of Control, the Plan shall be deemed terminated at the date of the Change of Control with respect to determining the Supplemental Life Allowance for Participants. Any such Participant’s right and entitlement to the Supplemental Life Allowance (including his right to an immediate distribution of a fully paid whole life policy and income tax gross up) shall be determined under the provision of Section 7.3.

SECTION 8

CLAIM PROCEDURES

8.1 Every claim for benefits under the Plan shall be in writing directed to a member of the Retirement Board.

8.2 Each claim filed shall be decided by the Retirement Board within a reasonable time from its receipt, but not later than 90 days after receipt of the claim by the Retirement Board (unless special circumstances require an extension of such time, in which case a detailed written notice of such extension will be given to the claimant within the initial 90-day period and such claim shall be decided no later than 180 days after receipt of the claim by the Retirement Board). A claim that is not decided within the applicable time period may be considered to be denied. If a claim is denied in whole or in part, then the claimant shall be given written notice of the denial in language calculated to be understood by the claimant, which notice shall:

(a) specify the reason or reasons for the denial;

(b) specify the Plan provisions giving rise to the denial; and

(c) describe any further information or documentation necessary for the claim to be honored, explain why such documentation or information is necessary, and explain the Plan’s review procedure.

8.3 Upon written request of any claimant whose claim has been denied in whole or in part, the Retirement Board shall make a full and fair review of the claim and furnish the claimant with a written decision concerning it. Such request for review must be made by the claimant to any member of the Retirement Board within 60 days following the claimant’s receipt of the benefit denial (or the claim being deemed denied), and any such review will take into account all documents and information submitted by the claimant upon review, whether or not such documents and information were submitted or considered as part of the initial claim. As part of the review process, a claimant shall:

(a) have the opportunity to submit written comments, documents, records, and other information relating to the claim; and

(b) be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim.

8.4 Each request for review filed shall be decided by the Retirement Board within a reasonable time from its receipt, but not later than 60 days after receipt of the request by the Retirement Board (unless special circumstances require an extension of such time, in which case a detailed written notice of such extension will be given to the claimant within the initial 60-day period and such claim shall be decided no later than 120 days after receipt of the claim by the Retirement Board). A request for review that is not decided within the applicable time period may be considered to be denied. If a request for review is denied in whole or in part, then the claimant shall be given written notice of the denial in language calculated to be understood by the claimant, which notice shall:

(a) specify the reason or reasons for the denial;

(b) specify the Plan provisions giving rise to the denial;

(c) state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim; and

(d) contain a statement of any rights that the claimant may have to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on this 7th day of November, 2008, effective as of the 1st day of January, 2009.

AVON PRODUCTS, INC.

By: /s/ Kim K.W. Rucker
Name: Kim K.W. Rucker
Title: Senior Vice President and General Counsel